UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006
HUB INTERNATIONAL LIMITED
(Exact name of Registrant as specified in its charter)
Canada
(State or Other Jurisdiction of Incorporation)

1-31310 (Commission File Number)	36-4412416 (I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604
(877) 402-6601
(Address of principal executive offices and telephone number, including area code)
n/a
(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Bridge Credit Facility
On March 30, 2006, Hub International Limited (“Hub”) entered into a Credit Agreement (the “Bridge Agreement”) with Bank of Montreal, as lender (“BMO”).
The Bridge Agreement provides for a one-year non-revolving credit facility of US$75.0 million (the “Bridge Facility”), which is available for direct, unsecured borrowings by Hub. The Bridge Facility was used to fund the acquisition described below under Item 2.01. All loans and Banker’s Acceptance advances outstanding under the Bridge Facility will be due and payable on the maturity date, March 29, 2007. On April 4, 2006, the Bridge Facility was fully repaid and terminated. See Item 2.03 below. A copy of the Bridge Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Revolving Credit Facility and Guarantee
On April 4, 2006, Hub International Limited Partnership (“HILP”), a subsidiary of Hub, entered into a Credit Agreement (the “Credit Agreement”) with BMO, as lender.
The Credit Agreement provides for a one-year revolving credit facility of US$75.0 million (the “Credit Facility”), which is available for direct, unsecured borrowings by HILP.
U.S. dollar loans under the Credit Facility will bear interest at a fluctuating rate per annum equal to 1.0% plus the higher of (a) the federal funds rate plus 0.5% and (b) BMO’s publicly announced prime rate for U.S. dollar loans. Canadian dollar loans will bear interest at a fluctuating rate per annum equal to 1.0% plus the higher of (a) the Canadian Dollar Offered Rate (CDOR) plus 1.0% and (b) BMO’s publicly announced prime rate for Canadian dollar loans. Alternatively, at HILP’s option, U.S. dollar loans and Canadian dollar loans converted into U.S. dollars will bear interest at the London Interbank Offered Rate (LIBOR) plus 1.125%. Banker’s Acceptance advances will bear interest at the Banker’s Acceptance Reference Rate plus 1.125%.
Unless extended, all loans and advances outstanding as of the term of the Credit Facility, April 4, 2007, will be converted into three-year non-revolving loans. Interest on such loans will be 0.25% higher than the interest rates discussed in the previous paragraph.
The Credit Agreement includes customary affirmative and negative covenants. An event of default may be triggered by events such as a failure to make principal or interest payments, a failure to comply with other covenants, a default under other indebtedness of HILP and certain events of bankruptcy. A default under the Credit Agreement would permit BMO, among other remedies, to restrict HILP’s ability to further access the Credit Facility for loans and require the immediate repayment of any outstanding loans. A copy of the Credit Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
On April 4, 2006, Hub executed a guarantee (the “Facility Guarantee”) in favor of BMO, guaranteeing HILP’s performance under the Credit Agreement. A copy of the Facility Guarantee is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
BMO and/or its affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to Hub, HILP and/or their affiliates for which Hub, HILP and/or their affiliates have paid, and intend to pay, customary fees.
Note Purchase Agreement and Guaranty
On April 4, 2006, HILP completed the private sale of US$75.0 million aggregate principal amount of 6.43% senior notes due April 4, 2016 (the “Notes”). The Notes were issued pursuant to a Note Purchase Agreement, dated as of April 4, 2006 (the “Note Purchase Agreement”), between HILP and the purchasers listed on Schedule A thereto.
Interest on the Notes accrues at a rate of 6.43% per annum and is payable in arrears quarterly on January 4, April 4, July 4, and October 4 of each year starting on July 4, 2006. The Notes must be prepaid by US$12.5 million on April 4 of each year, beginning on April 4, 2011 and through and including April 4, 2015. The Notes mature on April 4, 2016.
Under the terms of the Notes, HILP is subject to customary affirmative and negative covenants. An event of default may be triggered by events such as a failure to make principal or interest payments, a failure to comply with other covenants, a default under other indebtedness of HILP and certain events of bankruptcy. A default under the Notes would permit noteholders to require the immediate repayment of the Notes. A copy of the Note Purchase Agreement is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 4, 2006, Hub entered into a Guaranty Agreement (the “Note Guaranty”), in favor of the purchasers listed on Schedule A thereto, guaranteeing HILP’s performance under the Note Purchase Agreement. A copy of the Note Guaranty is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Amended Note Purchase Agreement and Guaranty
On April 4, 2006, under an Amended and Restated Note Purchase Agreement, dated as of April 4, 2006 (the “Amended Note Purchase Agreement”), between HILP and the noteholders listed on Schedule A thereto, HILP assumed Hub’s obligations under the Note Purchase Agreement, dated as of June 1, 2003, relating to (i) US$10.0 million aggregate principal amount of 5.71% Series A Senior Notes (the “Series A Notes”) and (ii) US$55.0 million aggregate principal amount of 6.16% Series B Senior Notes (the “Series B Notes” and together with the Series A Notes, the “Amended Notes”) issued by Hub on June 1, 2003. No proceeds were received by Hub or HILP in connection with the issuance of the Amended Notes.
Interest on the Amended Notes accrues at a rate of 5.71% per annum for the Series A Notes and at a rate of 6.16% per annum for the Series B Notes, and is payable in arrears semi-annually on June 15 and December 15 of each year starting on June 15, 2006.
The Series A Notes must be prepaid by US$2.5 million on June 15, 2006 and mature on April 4, 2011. The Series B Notes must be prepaid by US$4,583,333 on June 15, 2008; US$4,583,333 on June 15, 2009; US$4,583,333 on June 15, 2010; US$19,250,001 on June 15, 2011 and US$11,000,000 on June 15, 2012 and mature on June 15, 2013.
Under the terms of the Amended Notes, HILP is subject to customary affirmative and negative covenants. An event of default may be triggered by events such as a failure to make principal or interest payments, a failure to comply with other covenants, a default under other indebtedness of HILP and certain events of bankruptcy. A default under the Amended Notes would permit noteholders to require the immediate repayment of the Amended Notes. A copy of the Amended Note Purchase Agreement is attached as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated herein by reference.
On April 4, 2006, Hub entered into a Guaranty Agreement (the “Amended Note Guaranty”), in favor of the noteholders listed on Schedule A thereto, guaranteeing HILP’s performance under the Amended Note Purchase Agreement. A copy of the Amended Note Guaranty is attached as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated herein by reference.
Swap Agreements
On April 4, 2006, HILP assumed Hub’s existing interest rate swap relating to the Amended Notes. Such assumption was effected by HILP entering into an ISDA master agreement with BMO (the “Master Agreement”), a schedule to the ISDA master agreement with BMO (the “Schedule”) and a transfer, assignment and assumption agreement with BMO and Hub (the “Transfer Agreement” and together with the Master Agreement and the Schedule, the “Swap Agreements”). The effect of the Swap Agreements is to convert HILP’s fixed rate interest obligations under the Amended Notes into floating interest rate obligations. Hub has guaranteed HILP’s obligations under the Swap Agreements. Copies of the Master Agreement,

Transfer Agreement and Schedule are attached as Exhibits 99.8, 99.9 and 99.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.01.     Completion of Acquisition or Disposition of Assets.
On March 31, 2006, Hub and Hub U.S. Holdings, Inc. completed the purchase of Citizens Clair Insurance Group, Brewer & Lord and Feitelberg Insurance, three insurance brokerages, from Citizens Financial Group, Inc. (the “Citizens’ Brokerages”). The purchase price for the acquisition of the three brokerages was US$80.0 million (inclusive of tangible net worth) paid in cash at closing, as well as an earn-out based on future performance. The earn-out payments, which will in the aggregate be at least US$3.0 million, are payable over three years and, at Hub’s option, in cash or a combination of cash and Hub common shares. The Purchase and Sale Agreement relating to this purchase is incorporated herein by reference to Exhibit 99.1 to Hub’s Current Report on Form 8-K filed on March 1, 2006.
To finance the acquisition, Hub utilized existing cash reserves and borrowed US$75.0 million pursuant to the Bridge Facility described above. See Item 2.03 below.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above. On March 30, 2006, Hub borrowed US$75.0 million under the Bridge Facility to fund, in part, the acquisition of the Citizens’ Brokerages. On April 4, 2006, Hub’s subsidiary HILP issued US$75.0 million of Notes and borrowed US$56.0 million under the Credit Facility. The aggregate proceeds of HILP’s borrowings, along with US$9.0 million of cash on hand, were used to repay and terminate the Bridge Facility and to repay US$65.0 million of indebtedness under and terminate Hub’s existing revolving credit facility.
As a result of the transactions described above, Hub has incurred an additional US$66.0 million of indebtedness as compared to the amount reported as of December 31, 2005.

EXHIBIT INDEX

Exhibit	Description
99.1	Non-Revolving Credit Agreement between Hub International Limited, as borrower, and Bank of Montreal, as lender, dated as of March 30, 2006.

99.2	Credit Agreement between Hub International Limited Partnership, as borrower, and Bank of Montreal, as lender, dated as of April 4, 2006.

99.3	Hub International Limited Guarantee in favour of Bank of Montreal, dated as of April 4, 2006.

99.4	Hub International Limited Partnership Note Purchase Agreement, dated as of April 4, 2006.

99.5	Hub International Limited Guaranty Agreement relating to the Note Purchase Agreement, dated as of April 4, 2006.

99.6	Hub International Limited Partnership Amended and Restated Note Purchase Agreement, dated as of April 4, 2006.

99.7	Hub International Limited Guaranty Agreement relating to the Amended and Restated Note Purchase Agreement, dated as of April 4, 2006.

99.8	ISDA Master Agreement between Hub International Limited Partnership and Bank of Montreal, dated as of April 4, 2006.

99.9	Transfer, Assignment and Assumption Agreement among Hub International Limited, Hub International Limited Partnership and Bank of Montreal, dated as of April 4, 2006.

99.10	Schedule to the Master Agreement between Hub International Limited Partnership and Bank of Montreal, dated as of April 4, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 5, 2006

HUB INTERNATIONAL LIMITED
By:	/s/ Marianne D. Paine
	Name:	Marianne D. Paine
	Title:	Chief Legal Officer